Exhibit 10.14

               AMENDMENT TO MEMBERSHIP INTEREST PURCHASE AGREEMENT

            Amendment made this 6th day of July 2005 to that certain Membership Interest Purchase Agreement dated May 24, 2005 (the "Purchase Agreement") by and between Limco-Airepair, Inc., (the "Purchaser") and Claude L. Buller, Thomas W. Ferrell, Paul R. Hilliard and Jim Taylor (the "Members") and Piedmont Aviation Component Services, LLC (the "Company").

            The Purchase Agreement shall be amended as follows:

            1. The Purchase price for the Members' Membership Interest in the Company shall be reduced from $5,500,000 to $5,290,000.

      2. The sum of $156,656.34 shall be held in escrow in the trust account of Members' legal counsel, Andrew Hart Esq. (or such other special account he shall establish including special brokerage trust account to earn maximum interest on the sums held in escrow). The sums are held to guarantee the collection of such sum from EX-IM Bank, the insurer of the Varig Airlines accounts. Upon receipt of such sums Company will notify Andrew Hart immediately so that he may release such sums held to the Members, as their interest may appear, together with any interest earned thereon if any. During such time as the escrowed sums are held by Mr. Hart, the Company shall prosecute to the fullest extent its collection efforts to collect the insurance proceeds for which the funds are escrowed and will keep all necessary conditions to maintain the insurance in force as may be a condition precedent to insurance coverage, inclusive of payment of nay necessary premiums. Member Thomas W. Ferrell shall have the right to direct at Company's insurance proceeds collection effort and the Company shall assist in his efforts as is necessary and appropriate for achieving the success of collecting the proceeds as he may request. If said insurance proceeds are not collected in 365 days from date hereof, the Company will assign the insurance claim against EXIM Bank to the Members as their interest may appear and Mr. Hart will pay the escrowed funds to the Company and close the trust account.

      3. Lap top computers, cellular phones and in the possession of those Members performing consulting service through October 1, 2005, shall be returned to the Company on October 1, 2005, (unless such consulting services are extended or result in employment by the Company) along with any Company personal property in their possession on Company's inventory.

      4. Closing of this Agreement shall be July 7, 2005 as soon as possible following wire transfer of the sums to fund the purchase price.

All other terms of the Purchase Agreement not otherwise amended by this Amendment shall remain in force and effect.

Witness our hands this 6tth day of July, 2005

                                                      "Purchaser"

                                             Limco-Airepair, Inc.

                                             By: /s/ Shaul Menachem
                                                 ----------------------------
                                                 Shaul Menachem, President

                                                      "Members"

                                                 /s/ Claude L. Buller
                                                 ----------------------------
                                                 Claude L. Buller

                                                 /s/ Thomas W. Ferrell
                                                 ----------------------------
                                                 Thomas W. Ferrell

                                                 /s/ Paul R. Hilliard
                                                 ----------------------------
                                                 Paul R. Hilliard

                                                 /s/ Jim Taylor
                                                 ----------------------------
                                                 Jim Taylor

                                                      "Company"
                                             Piedmont Aviation Component
                                             Services, LLC

                                             By  /s/ Claude L. Buller
                                                 ----------------------------
                                                 Manager

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